SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 18, 2005

ZAP

(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Fourth Street
Santa Rosa, CA, 95401
(Address of principal executive offices)

(707) 525-8658
Registrant's telephone number, including area code

____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

 ZAP announced that Mr. Steven M. Schneider its present Chief Executive Officer and a Director and Ms. Renay Cude the Secretary of the Corporation and a Director have been elected by Rotoblock Corporation, a Development Stage Company, to serve as the Interim President and Chief Executive Officer and the Corporate Secretary , respectively. Both Mr. Schneider and Ms. Cude who are under employment contracts will continue to serve the Company in their existing capacities. Mr. Schneider does not anticipate that he will need to devote a substantial amount of time and resources to Rotoblock affairs. The Board of Directors of Rotoblock Corporation is currently interviewing candidates for the principal officer positions and anticipates that the positions will be filled within a few months. At present, there are no business arrangements between ZAP and Rotoblock Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 18, 2005

ZAP

BY:

/s/ Steven Schneider

Steven Schneider, Chief Executive Officer